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                                  EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm in this Registration Statement pertaining to the Arkansas Best Corporation Stock Option Plan and to the incorporation by reference therein of our report dated January 28, 1998, with respect to the consolidated financial statements of Arkansas Best Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP
                              ERNST & YOUNG LLP



Little Rock, Arkansas
August 17, 1998